REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM



Board of Trustees and Shareholders
AdvisorOne Funds
Omaha Nebraska


In planning and performing our audits of the financial
 statements of the Amerigo Fund the Clermont Fund the
Select Allocation Fund the Descartes Fund the Liahona
 Fund the Enhanced Income Fund the Flexible Income Fund
the Select Appreciation Fund and the Shelter Fund
each a series of shares of AdvisorOne Funds (the Funds)
for the year ended April 30 2014 in accordance with the
standards of the Public Company Accounting Oversight
 Board (United States) we considered their internal
control over financial reporting including control
activities for safeguarding securities as a basis for
 designing our auditing procedures for the purpose of
 expressing our opinion on the financial statements and
to comply with the requirements of Form N-SAR but not
for the purpose of expressing an opinion on the
effectiveness of the Funds internal control over
financial reporting.   Accordingly we express
no such opinion.

The management of the Funds is responsible for
establishing and maintaining effective internal
control over financial reporting.   In fulfilling
this responsibility estimates and judgments by
 management are required to assess the expected
benefits and related costs of controls.   A funds
internal control over financial reporting is a process
 designed to provide reasonable assurance regarding
the reliability of financial reporting and the
preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles.   A funds internal control
 over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a funds assets that could have a material effect on the financial statements.

Because of inherent limitations internal control
over financial reporting may not prevent or
 detect misstatements.   Also projections of any
evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
 reporting exists when the design or operation
 of a control does not allow management or
employees in the normal course of performing
their assigned functions to prevent or detect
misstatements on a timely basis.   A material
 weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis.



Our consideration of the Funds internal control
 over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
 Accounting Oversight Board (United States).
 However we noted no deficiencies in the Funds internal control over financial reporting and its operation including controls for safeguarding securities which we consider to be material weaknesses as defined above as of April 30 2014.

This report is intended solely for the information and use of management Shareholders and the Board of Trustees of AdvisorOne Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





	TAIT WELLER & BAKER LLP

Philadelphia Pennsylvania
June 30 2014